Registration No. 333-_____	As filed with the Commission on Desember 8, 2000

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Greene County Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	14-1809721 (IRS Employer Identification No.)
302 Main Street Catskill, New York 12414 (Address of Principal Executive Offices and Zip Code)
Greene County Bancorp, Inc. 2000 Stock Option Plan Greene County Bancorp, Inc. 2000 Recognition and Retention Plan (Full Title of the Plans) Copies to:
J. Bruce Whittaker President and Chief Executive Officer Greene County Bancorp, Inc. 302 Main Street Catskill, New York 12414 (518) 943-2600 (Name, Address and Telephone)	Robert B. Pomerenk, Esquire Luse Lehman Gorman Pomerenk & Schick A Professional Corporation 5335 Wisconsin Ave., NW, #400 Washington, D.C. 20015 (202) 274-2000 (Number of Agent for Service)
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

CALCULATION OF REGISTRATION FEE

======================= ======================= ======================

 Title of Securities         Amount to be         Proposed Maximum
   to be Registered         Registered (1)       Offering Price Per
                                                        Share
----------------------- ----------------------- ----------------------
----------------------- ----------------------- ----------------------

  Common Stock, par
      value $.10          90,940 shares (2)          $7.875 (3)
      per share
----------------------- ----------------------- ----------------------
----------------------- ----------------------- ----------------------

  Common Stock, par
      value $.10             9 shares (4)            $8.625 (6)
      per share
----------------------- ----------------------- ----------------------
----------------------- ----------------------- ----------------------

  Common Stock, par
      value $.10          45,474 shares (5)          $8.625 (6)
      per share
----------------------- ----------------------- ----------------------
----------------------- ----------------------- ----------------------

 401(k) Participation            (7)                     -
      Interests
----------------------- ----------------------- ----------------------
----------------------- ----------------------- ----------------------

        Total               136,423 shares
======================= ======================= ======================

====================== ======================

  Proposed Maximum           Amount of
 Aggregate Offering      Registration Fee
        Price
---------------------- ----------------------
---------------------- ----------------------

     $716,152.50               $190

---------------------- ----------------------
---------------------- ----------------------

       $77.63                   $1

---------------------- ----------------------
---------------------- ----------------------

     $392,213.25                $104

---------------------- ----------------------
---------------------- ----------------------

         -                     $ (8)

---------------------- ----------------------
---------------------- ----------------------

    $1,108,443.30              $295
====================== ======================
-------------
(1)  Together  with an  indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance  pursuant to the 2000 Stock Option Plan (the "Stock  Option  Plan") and the 2000
     Recognition and Retention Plan (the  "Recognition and Retention  Plan") as
     the result of a stock split, stock dividend or similar adjustment of the outstanding  Common Stock of Greene County Bancorp,  Inc. pursuant to 17
     C.F.R. š 230.416(a).
(2)  Represents  the number of shares  currently  reserved for issuance for options  granted  pursuant to the Stock
     Option Plan.
(3)  Determined by the exercise price of options pursuant to 17 C.F.R.
     š230.457(h)(1).
(4)  Represents  the number of shares reserved for issuance for options which have not been granted  pursuant to the Stock Option Plan.
(5)  Represents  the number of shares awarded or available for award  pursuant to the  Recognition  and Retention Plan.
(6)  Determined  by reference  to the fair market  value of the common stock on
     November 21, 2000,  pursuant to 17 C.F.R.š.230.457(c).
(7)  Represents an indeterminate number of interests in The Bank of Greene
     County  Employees'  Savings and Profit Sharing Plan and Trust.
(8)  Pursuant to Rule 457(h)(3), no registration fee with respect to these interests is required to be paid.

                          ________________________

         This  Registration  Statement  shall become  effective upon filing in accordance  with Section 8(a) of the Securities Act of 1933
and 17 C.F.R.ss.230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

This Registration Statement relates to the registration of 136,423 shares of common stock of Greene County Bancorp, Inc.(the "Company") reserved for issuance and delivery under the Greene County Bancorp, Inc. 2000 Recognition and Retention Plan and reserved for issuance and delivery upon the exercise of options under the Greene County Bancorp, Inc. 2000 Stock Option Plan, as well as to an indeterminate number of participation interests in The Bank of Greene County Employees' Savings and Profit Sharing Plan and Trust (the "Employees' Plan").

The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Stock Option Plan and the Recognition and Retention Plan (collectively the "Plans") and to participants in the Employees' Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

PART II.

Item 3. Incorporation of Documents by Reference

     The following documents previously or concurrently filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement:

  the Company's Annual Report on Form 10-KSB for the year ended June 30, 2000 (File No. 0-25165) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");
  all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report referred to above;
  the Company's definitive Proxy Statement for its Annual Meeting of Stockholders held on November 27, 2000;
  the description of the common stock, par value $.10 per share, of the Company contained in the Company’s Registration Statement on Form SB-2 (File No.333-63681) originally filed with the Commission on September 18, 1998 and all amendments or reports filed for the purpose of updating such description, and incorporated by reference to the Registration Statement on Form 8-A filed by the Company under the Exchange Act on December 11, 1998.

        All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

        The Company shall furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Bruce P. Egger, Secretary, Greene County Bancorp, Inc., 302 Main Street, Catskill, New York 12414, telephone number (518) 943-2600.

All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

None.

Item 6. Indemnification of Directors and Officers

        Directors and officers of the Company are indemnified and held harmless against liability to the fullest extent permissible by the general corporation law of Delaware as it currently exists or as it may be amended, provided any such amendment provides broader indemnification provisions than currently exists. This indemnification applies to the directors who administer the Stock Option Plan and the Recognition and Retention Plan.

        The terms of the indemnification are set forth in the Company's Certificate of Incorporation. The indemnification applies unless the director did not meet the standards of conduct which make it permissible under the general corporation law of Delaware for the Company to indemnify the director for the amount claimed, but the burden of proving such defense is on the Company.

        The Company is also permitted under the Certificate of Incorporation to maintain directors' and officers' liability insurance covering its directors and officers and has obtained a directors' and officers' liability and corporation reimbursement policy which (subject to certain limitations and deductibles) (i) insures officers and directors of the Company against loss arising from certain claims made against them by reason of their being such directors or officers; and (ii) insures the Company against loss which it may be required or permitted to pay as indemnification to its directors and officers for certain claims.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. List of Exhibits

Regulation S-K                                          Reference to Prior Filing or
Exhibit Number            Document                      Exhibit No. Attached Hereto
--------------            --------                      ---------------------------

     4       Specimen form of common stock certificate  *
             of Greene County Bancorp, Inc.

     5       Opinion of Luse Lehman Gorman Pomerenk     Attached as Exhibit 5
             &Schick, P.C.

   23.1      Consent of Luse Lehman Gorman Pomerenk     Contained in Exhibit 5
             &Schick, P.C.

   23.2      Consent of PricewaterhouseCoopers, LLP     Attached as Exhibit 23.2

   24        Power of Attorney                       Contained on Signature Page

*     Filed as an exhibit to the Company’s Registration Statement on Form SB-2(File No. 333-63681) filed with the Commission on September 18, 1998 pursuant to Section 5 of the Securities Act of 1933 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.

**     Filed as exhibits to the Company’s Proxy Statement relating to the Company’s November 27, 2000 annual meeting of stockholders, filed with the Commission on October 10, 2000, which is incorporated herein by reference.

Item 9.Undertakings

The undersigned Registrant hereby undertakes:
  To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof;
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Stock Option Plan and the Recognition and Retention Plan;
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        EXHIBIT INDEX

Exhibit Number                             Description

   5           Opinion of Luse Lehman Gorman Pomerenk & Schick, A
               Professional Corporation as to the legality of the Common Stock registered hereby.

   23.1        Consent of Luse Lehman Gorman Pomerenk & Schick,
               A Professional Corporation (contained in the opinion included as
               Exhibit 5)

   23.2        Consent of PricewaterhouseCoopers LLP
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   The Registrant. Pursuant to the  requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe  that it meets all of the  requirements  for filing on Form S-8 and has duly caused this registration  statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Catskill, New York, on this 8th day of December, 2000.

                                                      Greene County Bancorp, Inc.

                                                  By:      /s/J. Bruce Whittaker
                                             -----------------------------------
                                               J. Bruce Whittaker, President and
                                                        Chief Executive Officer

                                POWER OF ATTORNEY

    We, the undersigned directors and officers of Greene  County  Bancorp,
Inc.  (the  "Company") hereby severally constitute and appoint J. Bruce
Whittaker as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below  which said J. Bruce
Whittaker may deem  necessary or advisable to enable the Company to comply with the  Securities Act of 1933, and any  rules, regulations and requirements of the
Securities and Exchange Commission,  in connection with the registration statement on Form S-8 relating to the offering of the  Company's  Common Stock, including  specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated  below the  registration  statement and any and all amendments (including  post-effective  amendments) thereto; and
we hereby approve, ratify and confirm all that said J. Bruce Whittaker shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration  statement has been signed below by the following persons in the capacities and as of the dates indicated.

Signatures                       Title                               Date
----------                       -----                               ----

/s/J. Bruce Whittaker      President and Chief Executive       November 21, 2000
----------------------
J. Bruce Whittaker        Officer and Chairman of the Board
                          (Principal Executive Officer)

/s/Michelle Plummer       Chief Financial Officer              November 21, 2000
----------------------
Michelle Plummer

/s/Walter H. Ingalls      Chairman of the Board                November 21, 2000
----------------------
Walter H. Ingalls

/s/Richard J. Buck        Director                             November 21, 2000
----------------------
Richard J. Buck

/s/Raphael Klein          Director                             November 21, 2000
---------------------
Raphael Klein

/s/Paul Slutzky            Director                            November 21, 2000
---------------------
Paul Slutzky

/s/Anthony Camera, Jr.     Director                            November 21, 2000
----------------------
Anthony Camera, Jr.

/s/David H. Jenkins        Director                            November 21, 2000
----------------------
David H. Jenkins

/s/Dennis R. O'Grady       Director                            November 21, 2000
----------------------
Dennis R. O'Grady

/s/Martin C. Smith         Director                            November 21, 2000
----------------------
Martin C. Smith

EXHIBIT 5

OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.

November 30, 2000

Board of Directors
Greene County Bancorp, Inc.
302 Main Street
Catskill, New York 12414

                  Re:      Greene County Bancorp, Inc.
                           Registration Statement on Form S-8
                           ----------------------------------

Ladies and Gentlemen:

         You have  requested the opinion of this firm as to certain  matters in connection with the offer and sale of Greene  County  Bancorp,  Inc. (the
"Company") common  stock,  par value $.10 per share (the "Common  Stock"), pursuant to the 2000 Stock Option Plan and the 2000  Recognition  and Retention
Plan  (together,  the "Plans").  We have reviewed the Company's Certificate of
Incorporation,  Registration  Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

         Based on the foregoing, we are of the following opinion:

         Upon the effectiveness of the Form S-8, the Common  Stock,  when sold in  connection  with the exercise of options granted pursuant to the
         Plans, will be legally  issued,  fully paid and non-assessable.

         This opinion has been prepared solely for the use of the Company in connection  with the  preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other  person  without the prior written consent of this firm.  We hereby consent to the use of this opinion in the Form S-8.

                                                     Very truly yours,

                                    /s/ Luse Lehman Gorman Pomerenk & Schick
                                        ----------------------------------------
                                        Luse Lehman Gorman Pomerenk & Schick
                                                A Professional Corporation

EXHIBIT 23.2

CONSENT OF PRICEWATERHOUSECOOPERS LLP

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated July 27, 2000 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of
Greene County Bancorp, Inc., which is incorporated by reference in Greene County
Bancorp, Inc.'s Annual Report on Form 10-KSB for the year ended June 30, 2000.

                                                   /s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

 December 5, 2000
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